Exhibit 23.1

               Consent of Registered Certified Public Accountants

To: OSK Capital II Corp.

      As independent registered certified public accountants, we consent to the use in this Annual Report on Form 10-KSB of OSK Capital II Corp. of our report dated September 30, 2004, relating to the consolidated financial statements of OSK Capital II Corp. and its subsidiaries, which appear in such Annual Report.


/s/ Schwartz Levitsky Feldman LLP
---------------------------------
Schwartz Levitsky Feldman LLP

Montreal, Quebec
May 4, 2005